POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Benjamin McCulloch, Randi Roessler, Dylan Tillman, Cameron Jordan, Jay Wasserman and Bryant Park or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a an officer, portfolio manager and/or trustee of each registered investment company advised by XA Investments LLC as set forth on Annex A hereto, as amended from time to time (each a Trust), any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key (CIK) and the CIK confirmation code from the U.S. Securities and Exchange Commission
(the SEC)), Forms 3, 4, and 5, and any successor forms adopted by the SEC, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, and any successor forms adopted by the SEC, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Trust assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney supersedes any previous version of the same and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, and any successor forms adopted by the SEC, with respect to the undersigneds holdings of and transactions in securities issued by a Trust, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be used this Power of Attorney executed as of this 5th day of February, 2024.
By: Name: Philip G. Franklin

Annex A
XAI Octagon Floating Rate & Alternative Income Trust
Octagon XAI CLO Income Fund
Last updated: February 5, 2024